Exhibit 10.26

LEASE AGREEMENT

Between

Met 10A-98, Ltd., a Texas limited partnership

as Landlord,

and

Tangoe, Inc.,

as Tenant,

Covering approximately 21,600 gross square feet
of the Building known (or to be known) as

Metric 10W

located at

9801 Metric Boulevard, Suite 100
Austin, Texas, 78758

STANDARD INDUSTRIAL LEASE AGREEMENT

Approximately 21,600 gross square feet
9801 Metric Boulevard, Suite 100
Austin, Texas 78758
(Metric 10W)

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Met 10A-98, Ltd., a Texas limited partnership, hereinafter referred to as “Landlord,” and Tangoe, Inc., hereinafter referred to as “Tenant”.

1.  PREMISES AND TERM.  In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, certain teased premises situated within the County of Travis, State of Texas, as more particularly described on EXHIBIT “A” attached hereto and incorporated herein by reference (the “Premises”), to have and to hold, subject to the terms, covenants and conditions in this Lease.  The term of this Lease shall commence on the Commencement Date hereinafter set forth and shall end on the last day of the month that is sixty-three (63) months after the Commencement Date.

A.  Existing Building and Improvements.  The “Commencement Date” shall be April 1, 2009.  In such event, Tenant acknowledges that (i) it has inspected and accepts the Premises in its “as is” condition, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair or condition of the Premises nor promises to alter, remodel or improve the Premises, including the handling or removal of any communications cable, have been made by Landlord (unless otherwise expressly set forth in this Lease).

2.  BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

A.  Basement.  Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, at the rate of

Months	Base Rental Rate PSF/Mo.	Total Base Monthly Rent
01-03	$0.00	$0.00
04-24	$0.61	$14,040.00
25-36	$0.66	$15,120.00
37-48	$0.71	$16,200.00
49-63	$0.76	$17,280.00

per month during the term hereof.  One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

B.  Security Deposit.  In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Fifteen Thousand, Five Hundred Fifty-Two and Zero /100 Dollars ($15,552.00) (the “Security Deposit”) of which shall be held by Landlord, without obligation for interest or segregation from other funds of Landlord, as security for the performance of Tenant’s obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease or the cost of any other damage, injury, expense or liability caused by such Event of Default without prejudice to any other remedy provided herein or provided by law.  On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord.  Provided that no Event of Default has occurred due to Tenant’s failure to fulfill all of its present and future obligations under the Lease, any remaining balance of the Security Deposit shall be returned by Landlord together with a written description and itemization of any deductions to Tenant not later than sixty (60) days after, Tenant has surrendered the Premises, and Tenant has provided Landlord with written notice of Tenant’s forwarding address for purpose of returning the Security Deposit.

C.  Escrow Deposits.  Without limiting in any way Tenant’s other obligations under this Lease, Tenant agrees to pay to Landlord its Proportionate Share (as defined in this Paragraph 2C below) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3A below, and the cost of any tax consultant to assist Landlord in determining the fair tax valuation of the building and land (ii) the cost of utilities payable by Landlord pursuant to Paragraph 8 below, (iii) Landlord’s cost of maintaining any insurance or insurance related expense applicable to the Building and Landlord’s personal property used in connection therewith including, but not limited to, Insurance pursuant to Paragraph 9A below, and (iv) Landlord’s cost of maintaining the Premises which include but are not limited to (a) maintenance and repairs, (b) landscaping, (c) common area utilities, (d) water and sewer, (e) roof repairs, (f) management fees, (g) exterior painting, and (h) parking lot maintenance and repairs ( i- iv being collectively referred to as the “Tenant Costs”).  Escrow deposits shall not include the following expenses:  (a) any costs for interest, amortization, or other payments on loans to Landlord; (b) expenses incurred in leasing or procuring tenants, (c) legal expenses other than those incurred for the general benefit of the Building or its tenants, (d) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building, (e) rents under ground leases, and (f) costs incurred to selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Building.  During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall deposit in escrow with Landlord an amount equal to one-twelfth (1/12) of the estimated annual amount of Tenants Proportionate Share of the Tenant Costs.  Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Tenant Costs.  The initial monthly escrow payments are based upon the estimated amounts for the year in question and shall be increased or decreased annually to reflect the projected actual amount of all Tenant Costs.  If the Tenant’s total escrow deposits for any calendar year are less than Tenant’s actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shall pay the difference to Landlord within ten (10) days after demand.  If the total escrow deposits of Tenant for any calendar year are more than Tenant’s actual Proportionate Share of the Tenant Costs for such calendar year, Landlord shall have the option to retain such excess and credit it against Tenant’s escrow deposits after such determination or to refund such excess to Tenant. In the event the Premises constitute a portion of a multiple occupancy building (the “Building”), Tenant’s “Proportionate Share” with respect to the Building, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in the entire Building.  In the event the Premises or the Building is part of a project or business park owned, managed or leased by Landlord or an affiliate of Landlord (the “Project”), Tenant’s “Proportionate Share” of the Project, as used in this Lease, shall mean s fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in all of the buildings (including the Building) within the Project.

3.  TAXES

A.  Real Property Taxes.  Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all taxes, assessments and government charges of any kind and nature (collectively referred to hereto as Taxes”) that accrue against the Premises, the Building and/or the land of which the Premises or the Building are a part.  If at any time during the term of this Lease there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise or margin to, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and improvements of which the Premises are a part (including but not limited to the tax imposed pursuant to the 2006 amendments to the Texas Tax Code, Chapter 171, then all such taxes, assessments, levies or charges, or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof.

B.  Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in or on the Premises.  If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, upon demand, the amount of such taxes.

4.  LANDLORD’S REPAIRS AND MAINTENANCE.

A.  Structural Repairs.  Landlord, at its own cost and expense, shall maintain the foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excluded.  The term “walls” as used herein shall not include windows, glass or plate glass, any doors, special store fronts of office entries, and the term “foundation” as used herein shall not include loading docks.  Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have a reasonable opportunity to effect such repairs or cure such defect.  In no event shall Landlord have any obligation or liability to Tenant or any others for the existence of molds, fungi, bacteria, mildew, and other similar matters (collectively referred to hereafter as “Molds”), except for the repair or replacement of the foundation or walls in which such items are found.  Further, Landlord shall not have any obligation or liability with respect to communications cable within the Premises except as provided for in Exhibit C.

5.  TENANTS REPAIRS.

A.  Maintenance of Premises and Appurtenances.  Tenant, at its own cost and expense, shall (i) keep the Premises free of trash and debris from Tenant’s use, maintain all parts of the interior of the Premises and promptly make all necessary repairs and replacements to the Premises (except those for which Landlord is expressly responsible hereunder), and (ii) keep the parking areas, driveways, alleyways and areas surrounding the loading docks free of trash, debris and inventory, including but not limited to pallets, bawls, and equipment from tenant use.  Tenant’s obligation to maintain, repair and make replacements to file Premises shall cover, but not be limited to, pest control (including termites), trash removal and the maintenance, repair and replacement of all HVAC, electrical, communications cable, plumbing, sprinkler and other mechanical systems, and the prevention, containment, treatment, and elimination of Molds.

C.  Parking.  Tenant and its employees, customers and licensees shall have the right to use only its Proportionate Share of any parking areas that have been designated for such use by Landlord in writing, subject to (i) all rules and regulations promulgated by Landlord, and (ii) rights of ingress aid egress of other lessees.  Landlord shell not be responsible for enforcing Tenant’s parking rights against any third parties, and Tenant expressly does not have the right to tow or obstruct improperly parked vehicles.  Tenant agrees not to park on any public streets or private roadways adjacent to or in the vicinity of the Premises.  Tenant shall have no right to a reserved number or location of parking spaces unless this Lease explicitly provides otherwise.  Tenant shall not park or store vehicles, trucks or other trailers, campers, RVs, equipment or other mobile storage units overnight, except in areas specifically designated and agreed to in writing by Landlord.

D.  System Maintenance.  Landlord shall service HVAC equipment within thirty (30) days of Tenant’s occupancy to ensure such HVAC equipment is in good working order.  Tenant, at its own cost and expense, shall prevent the discharge, leakage, or overflow of water and other liquids produced by all HVAC, electrical, plumbing, sprinkler and other mechanical systems and shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, hearing, ventilation, and air conditioning systems (including the servicing of air ducts and ventilations systems for Molds) and equipment within the Premises.  The service contract must include the replacement of filters on a regular basis and all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.

E.  Option to Maintain Premises.  Landlord reserves the right to perform, in whole of in part and without notice to Tenant, maintenance, repairs and replacements to the Premises, paving common area, landscape, exterior painting, common sewage line plumbing and any other items that are otherwise Tenant’s obligations under this Paragraph 5, in which event Tenant shall be liable for and pay within ten days following demand its Proportionate Share of the cost and expense (or the full cost and expense as the case may be if specifically a Tenant obligation) of such repair, replacement, maintenance and other such items.

6.  ALTERATIONS.  Tenant shall not make any alterations, additions or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord, Landlord shall not be required to notify Tenant of whether it consents to any Alterations until it (a) has received plans and specifications in a CAD disk format therefore which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them.  If the Alterations will affect the Building’s structure, HVAC system, or mechanical, electrical, or plumbing systems, then the plans and specifications therefore must be prepared by a licensed engineer reasonably acceptable to Landlord and provided to Landlord in a CAD disk format. Landlord’s approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord’s consent to performance of the work.  Upon completion of any Alteration, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefore in a CAD disk format.Tenant may erect shelves, bins, machinery and trade fixtures (collectively “Tenant Installations”) provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises.  Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord’s property when installed in the Premises.  Unless Landlord notifies Tenant to the contrary, all shelves, bins, communications cables, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the day of termination or expiration of this Lease, or vacating the Premises, at which time Tenant shall restore the Premises to their original condition.  All work performed by Tenant in the Premises (including that relating to the installations, repair replacement or removal of any item) shall be performed in accordance with all applicable governmental laws, ordinances, regulations, and with Landlord’s specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building’s structure or the Premises.  Tenant shall be responsible for compliance with 1) The Americans With Disabilities Act of 1990 as amended (hereafter “ADA”) and 2) the Texas Elimination of Architectural Barriers Act (hereafter TEAB”) or any successor statute to the ADA or TEAB.  Tenant shall also be responsible for compliance with all applicable laws, ordinances, and regulations with respect to tagging, installation and removal of communications cable in, above, appurtenant to, or associated with the Premises.  At Landlord’s option, Tenant at its sole cost and expense shall remove all communications cable installed by it, or on its behalf, or utilized by it (even if installed by others) during Tenant’s occupancy of the Leased Premises.  No communications cable installed or utilized by Tenant shall be abandoned by Tenant after it ceases to occupy the Premises.  The term “communications cable” includes wire, cable, fiber optic or any other physical method of electronic, electrical or optical transmission, of a) data, b) information, c) voice and other sound, d) pictures, motion picture, video or images, or e) other communication of any kind whatsoever including use as or for audio speaker, computer network, internet, intranet, electronic mail, fire, security and/or other emergency or alarm systems, optical fiber, communications circuits, radio, television, satellite, computer, coaxial, or network powered broadband whether within or outside the Premises.  In connection with any such Alteration, Tenant shall pay to Landlord an administration fee of five percent (5%) of all costs incurred for such work.

7.  SIGNS.  Any signage Tenant desires for the Premises shall be subject to Landlord’s written approval and shall be submitted to Landlord prior to the Commencement Data of this Lease.  Tenant shall repair, paint and/or replace the Building fascia surface to which its signs are attached upon Tenant’s vacating the Premises or the removal or alteration of its signage.  If Tenant is permitted to use the Building fascia located directly above the premises for signage, such use shall be non-exclusive and shall be subject to such other usage as Landlord may determine.  Tenant shall not, without Landlord’s prior written consent, (i) make any changes to the exterior of the Premises, such as painting; (ii) install any exterior lights, decorations, balloons, flags, pennants or banners; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises.  All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord or shall be otherwise subject to Landlord’s prior written consent.

8.  UTILITIES.  Landlord agrees to provide normal water and electricity service to the Premises.  Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant’s use of the Premises and any maintenance charges for utilities.  Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant’s expense.  Tenant shall pay its pro rata share, as reasonably determined by Landlord, of all charges for jointly metered utilities.  Landlord shall not be liable for any interruption or failure of utility service on the Premises, and Tenant shall have no rights or claims as a result of any such failure.  In the event water is not separately metered to Tenant, Tenant agrees that if water and sewer capacity usage by or within the Premises exceeds normal domestic restroom and kitchen usage appropriate to one eight hour week shift per twenty-four hours as determined by Landlord in its sole discretion, Tenant shall reimburse Landlord for the entire amount of water and sewer costs as additional rental thereafter.  Such additions, rental shall include but not be limited to the cost for acquiring additional sewer capacity to service Tenant’s or the Premises sewer use.  Furthermore, Tenant agrees in such event to install at its own expense a submeter to determine Tenants usage.

9.  INSURANCE.

A.  Landlord’s Insurance.  Subject to reimbursement under Paragraph 2C herein, Landlord shall maintain insurance covering the Building in an amount not less than eighty patent (80%) of the “replacement cost” thereof insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief.

B.  Tenant’s Insurance.  Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of workers’ compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises.  Tenant, at its own expense, shall also maintain during the term of this Lease fire and extended coverage insurance covering the replacement cost of (i) all alterations; additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant; and (ii) all of Tenant’s personal property contained within the Premises.  Said policies shall (i) name the Landlord and management company as additional insured and insure Landlord’s and management company’s contingent liability under or in connection with this Lease (except for the workers’ compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is acceptable to Landlord; and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice has been given to Landlord.  Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance.

C.  Prohibited Uses.  Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or cost thereof; or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable.  If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant’s use of the Premises or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand therefor.

10.  FIRE AND CASUALTY DAMAGE

A.  Total or Substantial Damage and Destruction.  If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction.  If the Premises or the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, or if they should be so damaged thereby that, in Landlord’s estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage or after such completion there would not be enough time remaining under the terms of this Lease to fully amortize such rebuilding or repairs, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

B.  Partial Damage or Destruction.  If the Premises or the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above and, in Landlords’ estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, then this Lease shall not terminate and Landlord shall substantially restore the Premises to its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises for the benefit of by or for Tenant.

C.  Lienholders’ Rights in Proceeds.  Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust coming the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

D.  Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property (Building contents) within the Building and/or Premises, for any reason regardless of cause or origin.  Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual wavers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended coverage insurance and to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

11.  LIABILITY AND INDEMNIFICATION.  Except for any claims, rights of recovery and causes of action that Landlord has released in writing signed by Landlord, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof; the Building and/or other common areas, the use of which Tenant may have in accordance with this Lease, if such injury or damage shall be caused in whole or in part by the act, neglect, fault or omission of any duty by Tenant its agents, servants, employees or invitees at common law, pursuant to statute, ordinance, or regulation, or under this Lease; (ii) arising from the conduct or management of any work done by the Tenant in or about the Premises; (iii) arising from transactions of the Tenant; or (iv) arising pursuant to this Lease; and (v) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon.  The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease.  Landlord shall not be liable in any event for personal injury or loss of or to Tenant’s property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities, Molds, or other occurrences.  Landlord strongly recommends that Tenant’s own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional coverage for such risks.  Tenant shall give prompt notice to Landlord of any significant accidents involving injury to persons or property.  Furthermore, Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or from the public areas of the Building or the Project, regardless of whether such loss occurs when the area is locked against entry.  Landlord shall not be liable to Tenant or Tenant’s employees, customers or invitees for any damages or losses to persons or property caused by any lessees in the Building or the Project, or for any damages or losses caused by theft, burglary, assault vandalism or other crimes.  Landlord strongly recommends that Tenant provide its own security systems and services and secure Tenant’s own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional protection or coverage for such risks.  Tenant shall give Landlord prompt written notice of any criminal or suspicious conduct within or about the Premises, the Building or the Project and/or any personal injury or property damage caused thereby.  Landlord may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided at Landlord’s sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided.  Landlord shall use reasonable diligence in the maintenance of existing lighting, if any, in the parking garage or parking areas servicing the Premises, and Landlord shall not be responsible for additional lighting or any security measures in the Project, the Premises, the parking garage or other parking areas.

12.  USE.  The Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be directly incidental thereto.  Outside storage, including without limitation storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of its Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises, all at Tenant’s sole expense.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations as determined by Landlord in its discretion to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other lessees of the Building or the Project.

13.  HAZARDOUS WASTE.  The term “Hazardous Substances,” as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any federal, state or local statute, ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances.  Tenant hereby agrees that:  (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used In any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and have been approved in advance in writing by Landlord, and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws.  Landlord and Landlord’s representatives shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws.  Should it be determined, in Landlord’s sole opinion, that any Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord.  Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for any and all costs associated with said work.  If at any time during or after the term of this Lease, the Premises is found to be contaminated with Hazardous Substances, Tenant shall diligently institute proper and thorough clean-up procedures, at Tenant’s sole cost Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result of any contamination of the Premises with Hazardous Substances, or otherwise arising from the use of the Premises by Tenant.  The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

14.  INSPECTION.  Landlord’s agents and representatives shall hare the right to enter the Premises at any reasonable time during business hours (or at any time in case of emergency) (i) to inspect the Premises, (ii) to make such repairs as may be required or permitted pursuant to this Lease, and/or (iii) during the last six (6) months of the Lease term, for the purpose of showing the Premises.  In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease.  Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.  If Tenant fails to give such notice or to arrange for such inspection, then Landlord’s inspection of the Premises shall be deemed correct for the purpose of determining Tenant’s responsibility for repairs and restoration of the Premises and for purposes of calculating the amount to be deducted, if any, from the Security Deposit.

15.  ASSIGNMENT AND SUBLETTING.  Tenant shall not have the right to sublet, assign or otherwise transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord.  Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void and any Transferee (as hereafter defined) shall be deemed to be a trespasser.  Any assignee, sublessee or transferee of Tenant’s interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as Transferees”), by assuming Tenant’s obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees to which Landlord is entitled or is otherwise in contravention of this Paragraph 15.  No assignment subletting or other transfer, whether or not consented to by Landlord or permitted hereunder, shall relieve Tenant of its liability under this Lease.  If Tenant has failed to pay all or any portion of the Monthly Rent by its due date, or if an Event of Default occurs, or if Landlord in good faith deems the prospect of collecting the next payment of Monthly Rent to be impaired, while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due or to become due to Landlord hereunder.  No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenants obligations hereunder.  If Landlord consents to any subletting or assignment by Tenant as hereinabove provided and any category of rent subsequently received by Tenant under any such sublease is in excess of the same category of rent payable under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, declare such excess rents under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder.  The following shall additionally constitute an assignment of this Lease by Tenant for the purposes of this Paragraph 15:  (i) if Tenant is a corporation, any merger, consolidation, dissolution or liquidation, or any change in ownership or power to vote of entity; (iii) the sale, transfer, exchange, liquidation or other distribution of more than thirty percent (30%) of Tenant’s assets, other than this Lease; or (iv) the mortgage, pledge, hypothecation or other encumbrance of or grant of a security interest by Tenant in this Lease, or of any of Tenant’s rights hereunder.

16.  CONDEMNATION.  If more than eighty percent (80%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking.  If less than eighty percent (80%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase to lieu thereof, or if the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant then this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.  All compensation awarded in connection with or as a result of any of the foregoing proceedings (including any sum separately designated or awarded as a value of the leasehold estate) shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant’s trade fixtures and personal property, if a separate award for such items is sought by and made to Tenant.

17.  EXPIRATION; HOLDING OVER.  At the termination, of this Lease or of the possessory rights of Tenant in the Premises pursuant to this Lease, by its expiration or otherwise, Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed.  In addition the Premises shall be left broom-clean.  All trash, debris, and unaffixed or unattached items that are permitted or required to be removed by Tenant from the Premises shall be removed from the Premises. The Premises shall be left in the same condition as it was in upon the completion of all Alterations and Improvements, excepting only for reasonable wear and tear and for those items which Landlord requires Tenant to remove from the Premises pursuant to the terms of this Lease if, for any reason.  Tenant retains possession of the Premises after the expiration or termination of this Lease or of Tenant’s possessory rights in the Premises, such possession shall be deemed to be a tenancy at will only, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, as amount equal to two (2) times the rent in effect on the date of such termination of this Lease, computed on a daily bass for each day of such period.  No holding over by Tenant either with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.  The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

18.  QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19.  EVENTS OF DEFAULT.  The following events (herein individually referred to as an “Event of Default”) each shall be deemed to be a default in or breach of Tenant’s obligations under this Lease:

A.  Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

B.  Tenant shall (i) vacate or abandon all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, in either event whether or not Tenant is in default of the rental payments due under this Lease.

C.  Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

D.  Tenant shall default in the performance of any of its obligations under any other lease or agreement by Tenant with Landlord, or from any person or entity affiliated with or related to Landlord including Landlord’s property manager, if any, and same shall remain uncured after the lapsing of any applicable cure periods provided for under such other lease or agreement.

E.  Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph) and shall not cure such failure within twenty (20) days after written notice thereof from Landlord.

20.  REMEDIES.  Upon, each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

(a)  Terminate this Lease;

(b)  Enter upon and take possession of the Premises without terminating this Lease;

(c)  Make such payments and/or take such action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and/or

(d)  Alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord’s option, one or more remedies pursuant to this Lease, and Tenant hereby expressly agrees that Landlord shall not be required to provide to Tenant the new key to the Premises, regardless of hour, including Tenant’s regular business hours;

and in any such event Tenant shall immediately vacate the Premises, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore.  The provisions of this Lease are intended to supersede Section 93.002 of the Texas Property Code (and any successor statute) and Tenant hereby expressly waives any and all rights and remedies Tenant may have under Paragraph (g) of such Section 93.002.

A.  Damages Upon Termination.  If Landlord terminates this Lease, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination.  Landlord and Tenant agree that determining the actual amount of additional damages which Landlord will incur will be extremely difficult to estimate because neither party can predict the market conditions that will exist at the time of the termination.  In order to arrive at a reasonable forecast of just compensation, Landlord and Tenant agree that, at Landlord’s option, and if the termination occurred as a result of the occurrence of an Event of Default under Paragraphs 19A, 19B, or 19E above, Tenant shall additionally pay to Landlord immediately upon demand as liquidated damages, an amount equal to (i) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less (ii) the present value of the then fair market rental for the Premises for such period.  Because of the difficulty of ascertaining such value and In order to achieve a reasonable estimate of liquidated damages hereunder, Landlord and Tenant stipulate and agree, for the purposes hereof, that i) the present value discount rate shall be seven per cent (7%); and ii) such fair market rental shall in no event exceed seventy-five percent (75%) of the rental amount for such period set forth in Paragraph 2 above.  Unless Tenant has abandoned the Premises in violation of this Lease, Tenant waives any claim or defense that the liquidated damages provided for herein should be reduced or offset by the failure of Landlord to mitigate, or exercise reasonable efforts to mitigate its damages, whether pursuant to the provisions of Paragraph 20G below or otherwise.

B.  Damages Upon Repossession.  If Landlord repossesses the Premises without terminating this Lease, Tenant, at Landlord’s option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, and shall additionally timely pay as they accrue all amounts required to be paid by Tenant under the Lease to Landlord until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts actually received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved).  Actions to collect amounts due by Tenant to Landlord under this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease term.  Unless Tenant has abandoned the Premises in violation of this Lease, tenant waives any claim or defense that the damages provided for herein should be reduced or offset by the failure of Landlord to mitigate, or exercise reasonable efforts to mitigate its damages, whether pursuant to the provisions of Paragraph 20G below or otherwise.

C.  Costs of Reletting, Removing, Repairs and Enforcement.  Upon an Event of Default, in addition to any sum provided to be paid under this Paragraph 20, Tenant also shall be liable for and shall pay to Landlord (i) brokers’ fees and all other costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing, storing or disposing of Tenant’s or any other occupant’s property including communications cable; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants including costs of inspection, location, tagging and/or removing communications cable whether or not installed by Tenant; (iv) any and all costs and expenses incurred by Landlord in effecting compliance with Tenant’s obligations under this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies hereunder, including without limitation all reasonable attorneys’ fees and all court costs incurred in connection with such enforcement or defense.

D.  Late Charges.  In the event Tenant fails to make any payment due hereunder within five (5) days after such payment is due, including without limitation any rental or escrow payment in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

E.  Interest on Past Due Amounts.  If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, and such failure continues for ten (10) days after the due date for such payment, then Tenant shall pay to Landlord Interest on such overdue amounts from the date due until paid at an annual rate which equals the lesser of (i) eighteen percent (18%) or (ii) the highest rate then permitted by law.

F.  No Implied Acceptances or Waivers.  Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of Tenant’s surrender of the Premises, it being understood that such surrender can be effected only by the written signed agreement of Landlord.  Tenant and Landlord further agree that forbearance by Landlord to enforce any of its rights under this Lease or at law or in equity shall not be a waiver of Landlord’s right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default.  No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, and, notwithstanding any such relating or re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease for a previous default.  Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.  Landlord’s acceptance of any rent following an Event of Default hereunder shall not be construed as Landlord’s waiver of such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default.

G.  Resetting of Premises.  In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that Landlord deems undesirable or to expend any funds in connection with such reletting or collection of rents therefrom.  Tenant shall not be entitled to credit for of reimbursement of any proceeds of such reletting in excess of the rental owed hereunder for the period of such reletting.  Landlord may re-let the whole or any portion of the Premises, for any period, to any tenant and for any use or purpose.

H.  Landlord’s Default.  If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages.  Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.  All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter.  The term “Landlord” shall mean only the owner, for the time being, of the Premises and, in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided that such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner’s ownership.  Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder.  In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest theft owned by Landlord in the Premises or the Building; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

I.  Tenant’s Personal Property.  If Landlord repossesses the Premises pursuant to the authority herein granted, or if Tenant vacates or abandons all or any part of the Premises, then, in addition to Landlord’s rights under Paragraph 27 hereof, Landlord shall have the right to (i) keep in place and use, or (ii) remove and store, all of the furniture, fixtures equipment, and other property (collectively “Stored Property”) at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure or other disposition thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon.  In addition to the Landlord’s other rights hereunder, Landlord may dispose of the Stored Property if Tenant does not claim the property within ten (10) days after the date Landlord gives notice that it has taken possession of the Stored Property pursuant to this Paragraph..  Landlord shall give Tenant at least ten (10) days prior written notice of such intended disposition.  Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant)

granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights granted Landlord under this paragraph are commercially reasonable.  This Paragraph expressly supersedes subparagraph (e) of Section 93.002 of the Texas Property Code.

J.  Dispute Resolution.

i)                   Upon written request of either Landlord or Tenant, any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to the Lease, any Guaranty, or any related agreements or instruments executed in connection with the Lease (the “Lease Documents”), including any claim based on or arising from an alleged tort, shall be determined by binding arbitration, in accordance with the Federal Arbitration Act, the Commercial Arbitration Rules of the American Arbitration Association, and the “Special Rules” set forth below unless both Landlord and Tenant in their respective sole discretion, agree in writing to mediate the dispute prior to submitting to binding arbitration.  In the event of any inconsistency, the Special Rules shall control.  Judgment upon any arbitration award may be entered in any court having jurisdiction.  Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.  The party that requests arbitration has the burden to initiate the arbitration proceedings pursuant to and by complying with the Commercial Arbitration Rules of the American Arbitration Association and shall pay all associated administrative and filing fees.

ii)                          Special Rules.  The arbitration shall be conducted in the City of Austin, Travis County, Texas and administered by the American Arbitration Association.  All arbitration hearings will be commenced within one hundred twenty (120) days of the written request for arbitration.  Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Lease; or (ii) limit the right of Landlord hereto (A) to exercise self help remedies such as (but not limited to) lockout, eviction, or repossession or (B) to foreclose against any collateral in accordance with applicable law, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief.  Landlord may exercise such self help remedies, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Lease or any other Lease Document.  Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

21.  MORTGAGES.  Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.  Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any mortgagee, trustee or holder of any such mortgage or deed of trust, the name and post office address of which Tenant has received written notice, specifying the default in reasonable detail and affording such mortgagee, trustee or holder a reasonable opportunity (but in no event less than thirty (30) days) to make performance, at its election, for and on behalf of Landlord.

22.  MECHANICS LIENS.  Tenant has no authority, express or implied, to create or place or permit any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises.  Tenant acknowledges and agrees that in connection with all Alterations to the Premises, i) Tenant does not act as Landlord’s agent; ii) the Alterations are done solely for the benefit of Tenant; and iii) the Alterations do not “enrich” Landlord because they are specific to the needs of Tenant and therefore have little or no intrinsic value to Landlord.  Tenant will indemnify, defend, save and hold Landlord harmless from any and all loss, cost or expense, including without limitation attorneys’ fees, based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

23.  MISCELLANEOUS.

A.  Interpretation.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.  Any reference in this Lease to rentable area shall mean the gross rentable area as determined by the roofline of the building in question.

B.  Binding Effect.  Except as otherwise herein expressly provided, the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns.  Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

C.  Evidence of Authority.  Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

D.  Force Majeure.  Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God, labor disputes or other events beyond the control of Landlord.

E.  Payments Constitute Rent.  Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

F.  Estoppel Certificates.  Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be requested by Landlord.  It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

G.  Entire Agreement.  This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto.  Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements promises, negotiations or representations (collectively “Representations”) not expressly set forth in this Lease are of no force or effect.  Tenant therefore acknowledges that it has not and may not rely on any such Representations which alter or vary from the written terms of this Lease.  EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. Landlord’s agents and employees (including any broker) do not and will not have authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease.  Under no circumstances shall Landlord or Tenant be considered an agent of the other.  This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

H.  Survival of Obligations.  All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises.  Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded, including without limitation the cost of repairs to and replacements of all heating and air conditioning systems and equipment therein.  Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.  Any Security Deposit held by Landlord may, at Landlord’s option, be credited against any amounts due from Tenant under this Paragraph 23H.

I.  Severability of Terms.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

J.  Effective Date.  All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

K.  Brokers’ Commission.  Tenant represents and warrants that it has dealt with and will deal with no broker, agent or other person in connection with this transaction or future related transactions and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

L.  Ambiguity.  Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel, and, accordingly, in the event of any ambiguity herein, Tenant does hereby waive the role of construction that such ambiguity shall be resolved against the party who prepared this Lease.

M.  Joint Several Liability.  If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  If there be a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

N.  Third Party Rights.  Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

O.  Exhibits and Attachments.  All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein.  All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

P.  Applicable Law.  This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas.  It is the intent of Landlord and Tenant to conform strictly to all applicable Sate and federal usury laws.  All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law.  If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

24.  NOTICES.  Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(i)  All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.  Tenant’s obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

(ii)  All payments required to be made by Landlord to Tenant hereunder shall be payable to tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(iii)  Except as expressly provided herein, any written notice, document or payment required or permitted to be delivered hereunder shall be deemed to be delivered when received or, for notices or documents whether actually received or not, when a)deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective address set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith; or b) when transmitted by facsimile machine to the number indicted below, so long as a receipt has confirmed successful transmission; or c) when transmitted by email so long as a receipt confirms receipt a the email address, or to the individual designated for receipt below.

Tangoe, Inc.	Live Oak-Gottesman
9801 Metric Blvd., Suite 100	300 West Sixth Street, Suite 1900
Austin, Texas 78758	Austin, Texas 78701
FACSIMILE (203) 859-9322	FACSIMILE: 512-472-5066
ATTENTION: jennifer Davey	ATTENTION: Doug Thomas/Carolyn Griffin
EMAIL: Jennifer.davey@tangoe.com	EMAIL:DOUG@LIVEOAK.COM/Carolyn@liveoak.com
TELEPHONE:(512) 344-0147	TELEPHONE:512-472-5000

25.  ADDITIONAL PROVISIONS. See EXHIBIT “C” attached hereto and incorporated herein by reference.

27.  LANDLORD’S LIEN.  LANDLORD SHALL HAVE AND TENANT HEREBY GRANTS TO LANDLORD A CONTINUING SECURITY INTEREST FOR ALL RENT AND OTHER SUMS OF MONEY DUE OR TO BECOME DUE HEREUNDER FROM TENANT, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, INVENTORY, ACCOUNTS, DOCUMENTS, GENERAL INTANGIBLES, CHATTEL PAPER, DEPOSIT ACCOUNTS, DOCUMENTS, INSTRUMENTS, INVESTMENT PROPERTY AND OTHER PERSONAL PROPERTY OF TENANT NOW OWNED OR HEREAFTER ACQUIRED (COLLECTIVELY “COLLATERAL”) AND SITUATED (OR DOCUMENTS EVIDENCING SUCH COLLATERAL KEPT) ON, AT, OR WITHIN THE PREMISES WHICH IS LOCATED AT 9801 Metric Boulevard, Suite 100, Austin, Texas. SUCH COLLATERAL (OTHER THAN INVENTORY SOLD IN THE ORDINARY COURSE OF BUSINESS PRIOR TO THE OCCURRENCE OF AN EVENT OF DEFAULT) SHALL NOT BE REMOVED THEREFROM WITHOUT THE WRITTEN CONSENT OF LANDLORD.  CASH, NON-CASH PROCEEDS, AND PRODUCTS OF COLLATERAL ARE ALSO COVERED. IN THE EVENT OF A DEFAULT UNDER THIS LEASE, LANDLORD SHALL HAVE IN ADDITION TO ANY OTHER REMEDIES PROVIDED HEREIN OR BY LAW, ALL RIGHTS AND REMEDIES UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING WITHOUT LIMITATION THE RIGHT TO SELL THE PROPERTY DESCRIBED IN THIS PARAGRAPH AT PUBLIC OR PRIVATE SALE UPON AT LEAST TEN (10) DAYS NOTICE TO TENANT. TENANT HEREBY AGREES TO EXECUTE AND AUTHORIZES LANDLORD TO EXECUTE ON ITS BEHALF SUCH OTHER INSTRUMENTS NECESSARY OR DESIRABLE IN LANDLORD’S DISCRETION TO PERFECT THE SECURITY INTEREST HEREBY CREATED.  ANY STATUTORY LIEN FOR RENT IS NOT HEREBY WAIVED, THE EXPRESS CONTRACTUAL LIEN HEREIN GRANTED BEING IN ADDITION AND SUPPLEMENTARY THERETO.  LANDLORD AND TENANT AGREE THAT THIS LEASE AND SECURITY AGREEMENT MAY SERVE AS A FINANCING STATEMENT AND THAT A COPY OR PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS PORTION OF THIS LEASE MAY BE FILED OF RECORD BY LANDLORD AND HAVE THE SAME FORCE AND EFFECT AS THE ORIGINAL. LANDLORD IS FURTHER AUTHORIZED TO PERFECT ITS SECURITY INTEREST IN ACCORDANCE WITH THEN APPLICABLE LAW.  THIS SECURITY AGREEMENT AND FINANCING STATEMENT ALSO COVERS FIXTURES LOCATED AT THE PREMISES, AND MAY BE FILED FOR RECORD IN THE REAL ESTATE RECORDS FOR THE COUNTY IN WHICH THE PREMISES ARE LOCATED. TENANT WARRANTS THAT THE COLLATERAL SUBJECT TO THE SECURITY INTEREST GRANTED HEREIN IS NOT PURCHASES OR USED BY TENANT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. TENANTS STATE OF ORGANIZATION IS Connecticut.  TENANT’S CHIEF EXECUTIVE OFFICES ARE LOCATED IN Connecticut.

LANDLORD AND TENANT ADDITIONALLY AGREE THAT THIS SECURITY INTEREST EXCLUDES INCIDENTAL TANGIBLE PERSONAL PROPERTY (AS DETERMINED BY THE LANDLORD IN ITS REASONABLE JUDGMENT TO HAVE NEGLIGIBLE NET MARKET VALUE IN THE EVENT OF DISPOSITION BY SALE)

LEFTR OR ABANDONED UPON THE PREMISES FOLLOWING THE VACATING OR ABANDONMENT OF THE PREMISES BY TENANT.

28.  MULTIPLE COUNTERPARTS.  This Lease may be signed in counterparts.  To expedite and facilitate the signing of this Lease by the parties, any party may sign its respective signature and forward that page electronically or by telecopy transmission to the other parties.  The copy of any party’s signature transmitted by e-mail or telecopy shall be deemed to be an adequate substitute for the original page containing the signature.

EXECUTED BY LANDLORD, this 12th day of December, 2008.

LANDLORD:
Met 10A-98, Ltd., a Texas limited partnership
		By:	Met 10W-97, Ltd., a Texas limited partnership, its General Partner
		By:	ORI, Inc., a Texas Corporation, General Partner

/s/ Ron Green
By: Ron Green
Title: CFO
Address:

EXECUTED BY TENANT, this 12th day of January, 2009.

TENANT:

Tangoe, Inc.
/s/ Gary R. Martino
By: Gary R. Martino
Title: CFO
		Address:	35 Executive Blvd.
Orange, CT 06477
		Phone:	(203) 231-3524
EXHIBIT “A”	Description of Premises
EXHIBIT “C”	Additional Provisions

EXHIBIT “A”

BUILDING:	Metric Center, Building 10

LEGALDESCRIPTION:	Lot 1, Block C less .812 ac, Metric Center East Subdivision

ADDRESS:	9801 Metric Boulevard Suite 100 Austin, Texas 87858

Leased Premises, Suite 100, 21,600 SF

EXHBIT “B”

PLANS

Page intentionally left blank.

EXHIBIT “C”

ADDITIONAL PROVISIONS

FREE RENT

Tenant shall have the right to occupy the premises commonly known as Metric 10W Suite 100, rent free from April 1, 2009 to June 30, 2009.  However, all other terms, conditions and covenants of the Lease shall remain in fill! force and effect during the occupancy period except that no rental shall be due.

It is agreed and understood that should Tenant default during the primary term of this Lease Agreement, Tenant shall be responsible for repaying to Landlord a) all free rent stated in the above paragraph, and b) all other obligations required by the terms, covenants and conditions of this Lease Agreement.

During the term of free rent, Tenant shall be responsible for paying all Tenant Costs operating expenses unless otherwise noted in the Lease Agreement.

TENANT FINISH ALLOWANCE

Landlord shall provide Tenant with a Tenant Finish Allowance of Ninety-nine Thousand, Three Hundred, Sixty and no/100 Dollars ($99,360.00) towards Tenant’s costs related to construction of the improvements (including, without limitation, space planning costs, architectural and engineering fees, general contractor fees, wiring/cabling expenses, moving expenses and other similar fees and expenses).  Tenant shall bear the entire cost of any interior improvements to be installed by Landlord in the premises in excess of the finish-out allowance of Ninety-nine Thousand, Three Hundred Sixty and no/100 Dollars ($99,360.00) and shall pay for such excess over the Allowance as hereinafter provided.  In the event Landlord is to construct fee interior improvements and the estimated cost for same exceeds the Allowance, Tenant shall pay to Landlord (assuming Landlord’s approval of the working drawings referred to herein) prior to commencement of such construction, an advance payment equal to one-half (1/2) of the amount of such excess over the Allowance as reasonably estimated by Landlord.  Notwithstanding any provision contained herein to the contrary, it is understood and agreed that Landlord shall have no obligation to commence installation of any interior improvements until (a) Tenant shall have furnished to Landlord and Landlord shall have approved the final working drawings as required by the provision hereof, (b) Landlord shall have received Tenant’s advance payment (described above) for the amount of the cost of improvements in excess of the Allowance and (e) Landlord and Tenant shall have approved the total cost of any change order.  Upon Substantial Completion of the installation of the interior improvements and prior to occupancy by Tenant, Tenant shall pay Landlord the remainder of the actual amount of the excess cost incurred over the Allowance.  In no event shall credit be given to Tenant for any Allowance not utilized.

FIRST AMENDMENT TO THE LEASE AGREEMENT BETWEEN

MET 10A-98, LTD., A TEXAS LIMITED PARTNERSHIP, AS LANDLORD, AND

TANGOE, INC., AS TENANT

To be attached to and form a part of Lease made the 12th day of January, 2009 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant, covering a total of 21,600 square feet and located at 9801 Metric Blvd., Suite 100, Austin, Texas, known as Metric 10W.

1.             Witnesseth that Paragraph 2A of the Lease is hereby amended to delete the below statement:

2.             BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

A.            Base Rent.  Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, at the rate of

Months	Base Rental Rate PSF/Mo.	Total Base Monthly Rent
01-03	$0.00	$0.00
04-24	$0.61	$14,040.00
25-36	$0.66	$15,120.00
37-48	$0.71	$16,200.00
49-63	$0.76	$17,280.00

per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

And be replaced with:

2.             BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

A.            Base Rent.  Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, at the rate of

Months	Base Rental Rate PSF/Mo.	Total Base Monthly Rent
01-03	$0.00	$0.00
04-24	$0.61	$13,176.00
25-36	$0.66	$14,256.00
37-48	$0.71	$15,336.00
49-63	$0.76	$16,416.00

per month during the term hereof.  One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

2.             To expedite and facilitate the signing of this Lease by the parties, any Party may sign its respective signature and forward that page electronically or by telecopy transmission to the other parties.  The copy of any party’s signature transmitted by e-mail or telecopy shall be deemed to be an adequate substitute for the original page containing the signature.

Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and ail the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE                  DAY OF March, 2009.

LANDLORD: Met 10A-98, Ltd., a Texas limited partnership
By:	Met 10W-97, Ltd., a Texas limited partnership, its General Partner
By:	ORI, Inc., a Texas Corporation, General Partner

By:	/s/ Ron Greene
Name:	Ron Greene
Title:	CFO

TENANT Tangoe, Inc.

By:	/s/ Gary R. Martino
Name:	Gary R. Martino
Title:	CFO